UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

October 16, 2020

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

☒   Filed by the registrant

       Filed by a party other than the registrant

Check the appropriate box:

☒  Preliminary Information Statement

     Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

     Definitive Information Statement

Astro Aerospace Ltd.

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

_______________________________________

2) Aggregate number of securities to which transaction applies:

_______________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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☐  Fee paid previously with preliminary materials.

       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

Astro Aerospace Ltd.

320 W. Main Street

Lewisville, TX 75057

Dear Stockholders:

On October 8, 2020, the sole director of Astro Aerospace Ltd. approved a 1 for 15 reverse split of all outstanding common shares in order to increase the Company’s profile to help attract investment capital opportunities. The reverse stock split will only affect the outstanding common shares and will not affect the par value of the common shares or authorized common shares.

The Company obtained the written consent of stockholders representing 58.65% of its outstanding common shares as of October 8, 2020 approving the above-mentioned corporate action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

No action is required by you.  The accompanying information statement is furnished only to inform our stockholders of the actions taken place.  This Information Statement is being mailed on or about November __, 2020 to all of our stockholders of record as of the close of business on November __, 2020.

By Order of the Board of Directors.

/s/Bruce Bent

Name:  Bruce Bent

Title:    Chief Executive Officer

INFORMATION STATEMENT

October 16, 2020

ASTRO AEROSPACE LTD.

320 W. Main Street

Lewisville, TX 75057

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Astro Aerospace Ltd., a Nevada corporation, to the holders of record at the close of business on October 23, 2020 of its outstanding common shares, par value $0.001 per common share, pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and pursuant to the Nevada Revised Statutes (“NRS”).

The cost of furnishing this Information Statement will be borne by us.  We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

This Information Statement informs stockholders of the action taken and approved on October 8, 2020 by our Sole Director and by our Majority Stockholder holding 58.65% of the Company’s common shares issued and outstanding on October 8, 2019.  Our Sole Director and the Majority Stockholder approved a corporate action to effectuate a 1 for 15 reverse split of all outstanding common shares in order to increase the Company’s profile to help attract investment capital opportunities. The reverse stock split will only affect the outstanding common shares and will not affect the par value of the common shares or the authorized common shares.

Accordingly, all necessary corporate approvals in connection with the amendment to our Articles of Incorporation to affect the above corporate actions have been obtained.   This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required under the Exchange Act of these corporate actions.  Therefore, this Information Statement is being sent to you for informational purposes only.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company’s stockholders as of the Record Date are being furnished copies of this Information Statement.  This Information Statement is first being mailed or furnished to our stockholders on or about November __, 2020.

NO DISSENTERS’ RIGHTS

Pursuant to the NRS, the corporate actions described in this Information Statement will not afford stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

Q. Why am I being furnished with this Information Statement?

A. The Exchange Act and Nevada law require us to provide you with information regarding the actions taken by written consent of stockholders in lieu of a meeting.  You vote is neither required nor required.

Q. Why am I not being asked to vote?

A. Nevada law provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the voting power.  The Company’s articles of incorporation, as amended, and bylaws, as amended, permit stockholders holding not less than the minimum number of votes required to authorize or take action at a meeting, to authorize or take action through a written consent. Holders of approximately 59.73% of our issued and outstanding shares entitled to vote executed a written consent dated October 8, 2020 approving the 1 for 15 reverse stock split.  Such approval is sufficient under Nevada law, and no further approval by our stockholders is required.  Therefore, your vote is not required and is not being sought.  We ae not asking you for a proxy and you are requested not to send us a proxy.

Q. What do I need to do now?

A. Nothing.  This Information Statement is furnished to you solely for your information and does not require or request you to do anything.

NOTICE OF ACTION TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING COMMON SHARES OF ASTRO AEROSPACE LTD. IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that, on October 8, 2020, Astro Aerospace Ltd., a Nevada corporation, obtained the unanimous written consent of its sole director and the written consent of stockholders holding 48,761,571 common shares of the Company or 58.65% of the voting power of the issued and outstanding common shares approving the effectuation of the 1 for 15 reverse stock split.  The reverse stock split will only affect the outstanding common shares and will not affect the par value of common shares or the authorized common shares.

OUTSTANDING SHARES AND VOTING RIGHTS

As of October 15, 2020 (the “Record Date”), the Company’s authorized capitalization consisted of 250,000,000 common shares, of which 83,35,586 common shares were issued and outstanding.

Each common share of the Company entitles its holder to one vote on each matter submitted to the Company’s stockholders.  However, because the Majority Stockholder have consented to the foregoing actions by resolution dated October 8, 2020, in lieu of a special meeting in accordance with the NRS and because the Majority Stockholder has sufficient voting power to approve such actions through his ownership of common shares, no other stockholder vote will be solicited in connection with this Information Statement.

AUTHORIZATION FOR A 1 FOR 15 REVERSE SPLIT OF THE OUTSTANDING COMMON SHARES

Purpose of the 1 for 15 Reverse Split of Outstanding Common Shares

The Board believes that effectuating a 1 for 15 reverse split of the outstanding common shares is in the best interests of the Company and its stockholders.  It is important to note that the net value of stockholder’s positions will remain unchanged after the reverse stock split.  The Company intends to use the reverse stock split in order to increase the Company’s profile to help attract investment capital opportunities.  The reverse stock split should enhance the acceptability of the common shares by institutional investors, the financial community, and the investing public.  The Sole Director also believes that the proposed reverse stock split may result in a broader market for the common shares than that which currently exists.  The expected increased price level may encourage interest and trading in the common shares and possibly promote greater liquidity for the Company’s stockholders, although such liquidity could be adversely affected by the reduced number of common shares outstanding after the reverse stock split.

The Company’s common shares are currently deemed to be penny stock.  As such, the common shares are subject to rules that impose additional sales practices on broker-dealers who sell such securities.  These additional practices include, among others, (1) a requirement that broker-dealers make a special suitability determination for a potential purchaser and receive the purchaser’s written consent to the transaction prior to a sale of the common stock, (2) the preparation of a disclosure schedule before any transaction involving a penny stock, which includes disclosure about (i) sales commissions payable to the broker-dealer and the registered representative and (ii) current quotations for the securities, and (3) monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  Because of these, and other additional obligations, some brokers may not affect transactions in penny stocks.  This could have an adverse effect on the liquidity of the common shares.  The Sole Director also believes that the Company’s current depressed trading price has resulted in larger than normal percentage changes in the common shares’ trading price.  The Sole Director anticipates less volatility in the trading price if the trading price of the common shares increases following the effectiveness of the reverse stock split.

Additionally, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks.  Some of those policies and practices pertain to the payment of broker’s commissions and to time consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers.  In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue.  The proposed reverse stock split could result in a price level for the common shares that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the common shares.  Any reduction in brokerage commissions resulting from the reverse stock split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling “odd lots” (fewer than 100 common shares) created by such reverse stock split.

There can be no assurance that any or all of these effects will occur; including, without limitation, that the market price per common share after the reverse stock split will be equal to the applicable multiple of the market price per common share before the reverse stock split, or that such price will either exceed or remain in excess of the current market price.  Further, there is no assurance that the market for the common shares will be improved.  Stockholders should note that the Sole Director cannot predict what effect the reverse stock split will have on the market for, or the market price of, the common shares.

Effect of the Reverse Stock Split

The reverse stock split will decrease the total number of outstanding common shares of the Company.  It will not affect any stockholders’ proportionate equity interest in the Company, except for negligible amounts resulting from stockholders receiving an additional share in lieu of issuing fractional shares.

The reverse stock split of the Company’s outstanding common shares will not affect the par value of the Company’s common shares, which will remain at $0.001 per common share.  All common share and per common share information will be retroactively adjusted following the effective date of the reverse stock split for all periods presented in future filings.

After the reverse stock split, the Company will have approximately 5,542,372 common shares outstanding.

Stockholders should note that certain disadvantages may result from the reverse stock split.  The number of outstanding common shares will be decreased as a result of the reverse stock split, but the authorized common shares will not be so decreased.  The Company will therefore have the authority to issue a greater number of common shares following the reverse stock split without the need to obtain stockholder approval to authorize additional shares.  Any such additional issuance may have the effect of significantly reducing the interest of the existing stockholders of the Company with respect to earnings per share, voting, liquidation value and book and market value per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

As of the date of this filing, the following table sets forth certain information with respect to the beneficial ownership of our common shares by (i) each shareholder known by us to be the beneficial owner of more than five percent (5%) of our common shares, (ii) by each of our current directors and executive officers as identified herein, and (iii) all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the common shares, except as otherwise indicated. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common shares, non-qualified stock options, common stock purchase warrants, and convertible securities that are currently exercisable or convertible into the Company’s common shares within sixty (60) days of the date of this document, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants, or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address	Amount	Percentage
Bruce Bent (1) 320 W. Main Street Lewisville, TX 75057	48,761,571 (indirect)	58.44%
All Officers and Directors as a Group (1 person)	48,761,571 (indirect)	58.44%

(1)Based on 83,435,586 common shares outstanding as of October 15, 2020.  These common shares are held by MAAB Global Limited. Bruce Bent is the owner and president of MAAB Global Limited.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of October 8, 2020, there were 83,135,586 common shares issued and outstanding.   Each common shareholder is entitled to one vote per common share.

Stockholders holding in the aggregate 48,761,571 common shares of the Company, or 58.65% of the voting power of our outstanding common shares, have approved the corporate actions discussed herein by written consent dated October 8, 2020.

VOTING PROCEDURES

Pursuant to the Nevada Revised Statutes and our Articles of Incorporation, the affirmative vote of the holders of a majority of our outstanding common shares is sufficient to effectuate the 1 for 15 reverse stock split, which vote was obtained by the written consent of the Majority Stockholder as described herein.  As a result, reverse stock split has been approved and no further votes will be needed.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the reverse stock split.

DISSENTER'S RIGHT OF APPRAISAL

Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to the corporate actions discussed herein.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission.  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549.  Copies of such material can be obtained upon written request addressed to the

Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates.  The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.  Copies of such filings may also be obtained by writing to Astro Aerospace Ltd. at 320 W. Main Street, Lewisville, TX 75057.

INCORPORATION BY REFERENCE

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 has been incorporated by reference.

STOCKHOLDERS SHARING AN ADDRESS

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address.  We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder.  A stockholder who wishes to receive a separate copy of the Information Statement may make such a request in writing to Astro Aerospace Ltd. at 320 W. Main Street, Lewisville, TX 75057.

On behalf of the Board of Directors,

October 16, 2020

/s/Bruce Bent

Bruce Bent

Chief Executive Officer